SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 April 9, 2003
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                Date of Report (Date of earliest event reported)

                                  NESTOR, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            0-12965                                     13-3163744
   --------------------------             --------------------------------------
    (Commission file number)               (IRS employer identification number)


                        400 MASSASOIT AVENUE, SUITE 200
                      EAST PROVIDENCE, RHODE ISLAND 02914
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (401) 434-5522
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              (Registrant's telephone number, including area code)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On April 16, 2003, Nestor, Inc. (the "Company") issued a press release announcing that it has completed the second closing of the financing transaction with Silver Star Partners I, LLC, which resulted in a change in control of the Company. Pursuant to the first closing of the financing transaction with Silver Star, which occurred on January 15, 2003, Silver Star purchased 49,000,000 shares of Company common stock, which as of such date represented 49.4% of the issued and outstanding shares of Company common stock. Pursuant to the recently completed second closing of the financing transaction with Silver Star, Silver Star purchased an additional 4,013,557 shares (post-reverse stock split) of Company common stock at a purchase price of $0.485 per share, such purchase price being computed after giving effect to the one-for-ten reverse stock split described in Item 5 below under the heading "One-for-Ten Reverse Stock Split." Upon completion of the second closing of the financing transaction with Silver Star, Silver Star is now the beneficial owner of 64.8% of the issued and outstanding shares of Company common stock. The source of funds used by Silver Star for the purchase of Company common stock at the second closing of the financing transaction was $1,946,575 of working capital of Silver Star.

     Danzell Investment Management, Ltd., in which William B. Danzell, the Managing Director of Silver Star, serves as President, has provided investment-related services (including consulting services) to the Company and has received a fee for services rendered in an amount equal to 3% of the cash proceeds generated by the Company in connection with the financing transaction with Silver Star. Danzell Investment Management, Ltd. may also receive fees in connection with future debt or equity financing transactions between the Company and any party that was introduced to the Company by Danzell Investment Management, Ltd.

     As a result of the change in control described above, effective as of the second closing of the financing transaction with Silver Star, the board of directors of the Company will consist of a maximum of nine (9) members, or such other odd number of members as Silver Star will determine, of which Silver Star will have the right to nominate and elect a majority. At the present time Silver Star has not exercised such right, but may do so at the Company's annual meeting to be held later in the year.

     The Company has granted Silver Star certain registration rights in connection with the common stock. The Company intends to use the proceeds for working capital.

     A copy of the press release relating to the closing of the second financing transaction with Silver Star is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 5.  OTHER MATTERS.

     One-for-Ten Reverse Stock Split
     -------------------------------

     On April 11, 2003, pursuant to the authority granted by the Company's stockholders and the approval, authorization and direction of the Company's board of directors, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to the Company's amended and restated certificate of incorporation, causing a one-for-ten reverse split of the then outstanding shares of Company common stock, effective on April 11, 2003. The


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Company's  common  stock will begin  trading on a post  reverse  split  basis on
Monday, April 21, 2003 under the new trading symbol "NESO" (previously "NEST"), with a new CUSIP (641074 50 5).

     Copies of the press releases relating to the reverse stock split and new trading symbol described above are attached as Exhibit 99.2 and Exhibit 99.3 hereto and incorporated herein by reference.

     Douglas L. Reilly
     -----------------

     On April 9, 2003, Douglas L. Reilly resigned as a member of the board of directors of the Company. This decision was made mutually by Mr. Reilly and the board of directors based on differences regarding the future direction of the Company.

     On April 10, 2003, Mr. Reilly's employment with the Company and Nestor Traffic Systems, Inc., its wholly owned subsidiary, terminated and Nigel Hebborn was designated as the Chief Executive Officer of Nestor Traffic Systems.

     Mr. Reilly has filed a complaint against the Company in the Providence Superior Court seeking severance benefits, including 12 months salary of $180,000, upon termination.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:

             The following exhibits are filed as part of this report:

             Exhibit Number                    Description
             --------------                    -----------
                   99.1            Press Release dated April 16, 2003.

                   99.2            Press Release dated April 11, 2003.

                   99.3            Press Release dated April 18, 2003.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NESTOR, INC.
                                       (Registrant)



                                       By: /s/ Nigel P. Hebborn
                                          --------------------------------------
                                          Nigel P. Hebborn
                                          President and Chief Financial Officer



Dated:     April 21, 2003




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                                  EXHIBIT INDEX
                                  -------------


       Exhibit Number                    Description
       --------------                    -----------
             99.1            Press Release dated April 16, 2003.

             99.2            Press Release dated April 11, 2003.

             99.3            Press Release dated April 18, 2003.




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